UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2006

TORRENT ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-19949
(Commission File Number)

84-0503749
(IRS Employer Identification No.)

4100-194th Street SW, Suite 110, Lynnwood, WA, 98036
(Address of principal executive offices and Zip Code)

425.774.9780
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities

On June 29, 2005, we closed a private placement with Cornell Capital Partners, LP resulting in the issuance of 25,000 shares of Series E Convertible Preferred Stock (“Series E Stock”) and gross proceeds of $25,000,000. The Series E Stock is convertible into common stock by the holder at any time by dividing the dollar amount being converted by $2.50. The holder of the Series E Stock may only convert up to $1,250,000 of Series E Stock into common shares in any 30 day period. Commencing on the earlier of the month after registration and December 1, 2006, the Company is required to convert up to 5% of the initial investment each month, payable in shares valued at $2.50 if the stock trading price is $2.50 or above; in stock valued at $1.67 or in cash at the initial investment amount plus 20% if the stock trading price is between $1.67 and $2.50; and in cash at the initial investment amount plus 20% if the stock trading price is below $1.67. As a condition of the private placement, we agreed to file a registration statement within 45 days of closing registering 15,000,000 common shares for conversion from Series E Stock, and to have the registration statement declared effective within 120 days of filing.

The gross proceeds of the private placement will be received as follows:

(i)	$9,000,000 was received on closing;

(ii)	$8,500,000 on the filing date of the registration statement; and

(iii)	$7,500,000 on the effective date of the registration statement.

The gross proceeds from the private placement will be used to fund development of our Oregon project, exploration of our Washington project and for general working capital.

The shares were issued to an accredited investor pursuant to exemptions from registration as set out in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

The Investment Agreement and Registration Rights Agreement are attached as exhibits to this current report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

On June 16, 2006, by unanimous consent of the board of directors, we created a class of Series D convertible preferred stock. The Series D Stock consists of 50,000 shares with a par value $0.01 per share and have certain special rights and restrictions as set out in the Certificate of Designation set out in the Articles of Amendment. The Series D Stock became effective on June 21, 2006 with the filing of Articles of Amendment with the Colorado Secretary of State. A copy of the Articles of Amendment is attached as an exhibit to this current report. No Series D Preferred Stock have been issued.

On June 28, 2006, by unanimous consent of the board of directors, we created a class of Series E convertible preferred stock. The Series E Stock consists of 50,000 shares with a par value $0.01 per share and have certain special rights and restrictions as set out in the Certificate of Designation set out in the Articles of Amendment. The Series E Stock became effective on June 28, 2006 with the filing of Articles of Amendment with the Colorado Secretary of State. A copy of the Articles of Amendment is attached as an exhibit to this current report.

Item 9.01 Financial Statements and Exhibits

3.1	Articles of Amendment filed with the Colorado Secretary of State on June 16, 2006.

3.2	Articles of Amendment filed with the Colorado Secretary of State on June 28, 2006.

10.1	Investment Agreement dated June 28, 2006 between Torrent Energy Corp. and Cornell Capital Partners, LP.

10.2	Registration Rights Agreement dated June 28, 2006 between Torrent Energy Corp. and Cornell Capital Partners, LP.

99.1	News release dated June 30¸ 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

/s/ John Carlson

John Carlson,
CEO and Director

Date: June 30, 2006